Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Reports Third Quarter 2026 Financial Results
•Current quarter diluted earnings per common share from continuing operations of $8.59 and current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $9.36
•Recently completed the purchase of 10 high volume and high margin dealerships from Hennessy Automobile Companies, expanding our presence in the fast-growing Atlanta market to 15 dealerships
•Disposition plan supporting our strategy to reduce leverage on track: completed U.S. dispositions with approximately $235 million in proceeds since quarter end, with an additional $125 million in proceeds expected from dispositions under definitive agreement, totaling approximately $360 million of proceeds
•All time record customer pay revenues and repair order count in the U.S.
HOUSTON, TX, October 28, 2026 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 256 dealerships located in the U.S. and U.K., today reported financial results for the third quarter of 2026 (“current quarter”).
“We’re pleased to have closed the Hennessy acquisition and grateful to the Hennessy family for 62 years of excellent stewardship,” said Daryl Kenningham, Group 1's President and Chief Executive Officer. “This acquisition aligns with our strategy to focus on high-revenue, premium brand stores in growing markets where we have a strong local presence. We have been deliberately reshaping our portfolio into larger, more profitable stores and seeing good progress selling stores that don’t fit our strategy. Proceeds from these sales will support our commitment to reduce our leverage.
Our focus on operating execution was evident in the third quarter. Year-over-year growth rates improved across key same store operating metrics compared to the second quarter, despite challenging market conditions. Importantly, in the U.S. we grew same-store customer pay revenue and repair orders 3% and 4% year-over-year, respectively, and continued to benefit from the cost-cutting actions we took earlier this year.”
Reconciliations for financial results, non-GAAP metrics and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
•Current quarter total revenues were $5.4 billion, compared to $5.8 billion for the third quarter of 2025 (“prior-year quarter”).
•Current quarter net income from continuing operations was $102.9 million, compared to $13.1 million for the prior-year quarter.
•Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $112.1 million, compared to $135.1 million for the prior-year quarter.
•Current quarter diluted earnings per common share from continuing operations was $8.59, compared to $1.02 for the prior-year quarter.
•Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $9.36, compared to $10.45 for the prior-year quarter.

Third Quarter 2026 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	3Q26	Change	3Q26	Change
Total revenues	$5.4B	(6.7)%	$5.3B	(2.8)%
Total gross profit (“GP”)	$854.8M	(7.1)%	$837.6M	(4.1)%
NV units sold	55,259	(3.5)%	53,933	(1.2)%
NV GP per retail unit (“PRU”)	$3,074	(5.4)%	$3,088	(4.4)%
Used vehicle (“UV”) retail units sold	53,343	(10.5)%	52,272	(8.5)%
UV retail GP PRU	$1,497	+4.5%	$1,506	+5.0%
Parts & service (“P&S”) GP	$392.0M	(3.8)%	$383.1M	+0.1%
P&S Gross Margin (“GM”)	55.9%	+0.4%	55.8%	(1.0)%
Finance and Insurance (“F&I”) revenues	$215.8M	(10.4)%	$211.4M	(8.9)%
F&I GP PRU	$1,987	(3.6)%	$1,991	(4.1)%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	72.3%	+112 bps	72.1%	+194 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	71.4%	+129 bps	71.1%	+210 bps
U.S. Operations Update
•U.S. parts and service customer pay revenues for the current quarter were $305.5 million, a 0.6% increase, compared to $303.5 million for the prior-year quarter. On a same store basis, U.S. parts and service customer pay revenues for the current quarter were $297.4 million, a 3.2% increase, compared to $288.2 million for the prior-year quarter.
•U.S. SG&A expenses for the current quarter were $452.1 million, a 6.0% decrease, compared to $481.2 million for the prior-year quarter. U.S. adjusted SG&A expenses for the current quarter were $445.2 million, a 5.4% decrease, compared to $470.7 million for the prior-year quarter.
•U.S. used vehicle GP PRU for the current quarter was $1,527, a 0.2% decrease, compared to $1,529 for the prior-year quarter. On a same store basis, U.S. used vehicle GP PRU for the current quarter was $1,544, a 1.6% increase, compared to $1,520 for the prior-year quarter.
U.K. Operations Update
•U.K. new vehicle retail units sold for the current quarter were 15,984, a 1.9% increase, compared to 15,687 for the prior-year quarter. On a same store basis, U.K. new vehicle retail units sold for the current quarter were 15,467, an 8.1% increase, compared to 14,308 for the prior-year quarter.
•U.K. used vehicle retail GP PRU for the current quarter was $1,437, a 15.7% increase, compared to $1,242 for the prior-year quarter. On a same store basis, U.K. used vehicle retail GP PRU for the current quarter was $1,428, a 13.9% increase, compared to $1,254 for the prior-year quarter.
•U.K. parts and service revenues for the current quarter were $162.3 million, a 2.4% decrease, compared to $166.3 million for the prior-year quarter. On a same store basis, U.K. parts and service revenues for the current quarter were $159.7 million, a 6.4% increase, compared to $150.2 million for the prior-year quarter.

U.S. Corporate Development
•On July 30, 2026, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) to acquire substantially all of the assets, including real estate, of Hennessy Automobile Companies, Inc., headquartered in Atlanta, Georgia (the “Hennessy Acquisition”). On October 19th, 2026, the Company completed the Hennessy Acquisition, with total expected annual revenues of approximately $1.7 billion.
•Year to date, the Company has acquired 14 dealership operations, inclusive of the Hennessy Acquisition, in the U.S. with total expected annual revenues of approximately $2 billion. The Company remains focused on efficiently and effectively integrating acquisitions into existing operations to create value for shareholders.
•The Company also completed the disposition of two U.S. dealerships in July 2026 that were acquired during the second quarter with the intention of reselling. Year-to-date total annualized revenues associated with dealership dispositions for the Company in the U.S. were approximately $505 million.
•Subsequent to the current quarter, consistent with our disposition strategy, the Company completed the dispositions of a Lexus, Acura and Honda dealership in the U.S., which generated approximately $305 million in annualized revenues, for proceeds of approximately $235 million. Additionally, the Company has executed agreements to dispose of four dealerships in the U.S., which generated approximately $235 million of annualized revenues, for expected proceeds of approximately $125 million.
U.K. Corporate Development
•During the current quarter, the Company disposed of a Volkswagen and an Audi dealership in the U.K. These dealerships generated approximately $100 million in annualized revenues, bringing year-to-date total annualized revenues associated with dealership dispositions for the Company in the U.K. to approximately $495 million.
•The Company reached an agreement with Jaguar Land Rover (“JLR”) in the U.K. to revoke its previous election to terminate 10 JLR franchise agreements, which would have been effective as of August 2027. As a result, the Company will retain and operate the five remaining JLR dealerships in the U.K. it had previously elected to terminate.
•The Company expanded its U.K. network through an agreement with Geely, opening two of three planned locations to date, with the third expected by December 2026. Subsequent to the current quarter, the Company agreed with Chinese automaker Chery to open an Omoda & Jaecoo location in the U.K., also expected by December 2026.
•Year to date, the Company has acquired and integrated three dealership operations in the U.K. with total expected annual revenues of approximately $135 million.
Share Repurchases
The Company did not repurchase any shares of its common stock during the current quarter. During the current year, the Company repurchased 205,190 shares of common stock, representing approximately 1.7% of shares outstanding as of January 1, 2026, at an average price of $353.08 per share, for a total cost of $72.4 million, excluding excise taxes of $0.5 million.
As of September 30, 2026, the Company had 11,947,272 shares of common stock and unvested restricted stock awards outstanding in the aggregate, and $306.3 million remaining under its Board authorized share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations in the open market, pursuant to Rule 10b5-1 trading plans or in privately negotiated transactions, and subject to Board approval and covenant restrictions.

Third Quarter Earnings Conference Call Details
Daryl Kenningham, Group 1’s President and Chief Executive Officer, and several of the Company’s senior management team will host a conference call today at 10:00 a.m. ET to discuss the third quarter 2026 financial results. The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     0212869
A telephonic replay will be available following the call through November 4, 2026, by dialing:
Domestic: 1-855-669-9658
International: 1-412-317-0088
Replay Code:    7156798
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 256 automotive dealerships, 319 franchises, and 33 collision centers in the United States and the United Kingdom that offer 38 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements related to future, not past, events and are based on our current expectations, assumptions and beliefs as of the date of this press release regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the financial and other benefits of anticipated or recently completed acquisitions or dispositions, including the Hennessy Acquisition, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits therefrom, the expected proceeds and timing of pending dispositions, our leverage objectives, anticipated cost savings, the opening of new franchise locations and future share repurchases. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions in the U.S. and the U.K., including inflation, interest rates (including the effects of recent and any future increases in benchmark interest rates on vehicle financing costs and our floorplan and other borrowing costs), foreign exchange rates, vehicle affordability and consumer demand, and the risk of recession in either market, (b) developments in U.S. and global trade policy, including tariffs on imported automobiles and on parts and materials, retaliatory tariffs, supply chain disruptions, vehicle and part cost increases and demand decreases, and litigation and refund claims related to invalidated tariffs and the timing, availability and amount of any refunds, (c) changes to U.S. federal tax laws, including deductions affecting the domestic auto industry and the availability of clean energy tax credits for electric vehicle production and sales, (d) the level of manufacturer incentives and other dealer financial assistance, (e) our ability to comply with extensive laws, regulations and policies applicable to our operations, including battery electric vehicle mandates and vehicle emissions standards in the U.K. and changes to U.S. vehicle emissions regulation, and their impact on new vehicle demand, (f) our ability to obtain an inventory of desirable new and used vehicles and parts and materials for our service operations, (g) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, dispositions and franchise transfers, (h) our cost of financing and the availability of credit for consumers, (i) our ability to complete pending and future acquisitions and dispositions on anticipated terms, on a timely basis, if at all, including the receipt of required manufacturer approvals and the satisfaction of other closing conditions, and the risks associated therewith, (j) our ability to successfully integrate recent and future acquisitions, including the Hennessy Acquisition, and realize their anticipated operational, financial and strategic benefits, and the risks associated with our increased concentration in the Atlanta market, (k) our ability to achieve anticipated savings from cost reduction and restructuring initiatives, (l) our indebtedness, including the senior notes issued to finance the Hennessy Acquisition, increased interest expense, our ability to comply with the covenants in our debt agreements and our ability to reduce our leverage, (m) potential impairment of goodwill and intangible franchise rights, including as a result of a sustained decline in our share price or market capitalization, adverse changes in macroeconomic or industry conditions, and increases in discount rates or declines in projected cash flows, (n) the Stockholder Agreement with Conifer Management, L.L.C. and the actions of our significant stockholders, including the effect of their ownership levels on our share repurchases, and the change-of-control provisions in certain of our manufacturer agreements, (o) increased competition, including from emerging automotive manufacturers such as Chinese brands, (p) currency fluctuations, (q) the armed conflicts in Ukraine and the Middle East, including that between the U.S. and Iran, and related disruptions to energy markets and shipping routes, (r) our ability to maintain sufficient liquidity to operate, and (s) cyberattacks or other privacy or data security incidents, including those affecting our vendors’ information technology systems.

For additional information regarding known material factors that could cause our actual results to differ from those expressed or implied in our forward-looking statements, please see Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, and our subsequent filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q (including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, when filed) and our Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We expressly disclaim any duty to update or publicly revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, accelerated depreciation, out-of-period adjustments, legal matters, severance and restructuring charges, acquisition costs, non-cash gains and losses on interest rate swaps, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes and snow storms. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, adjusted operating margin, adjusted pretax margin, adjusted finance and insurance gross profit per retail unit and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
David Helderman
Senior Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Corporate Development
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Advertising, Brand and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,
	2026	2025	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,665.1	$2,807.4	$(142.2)	(5.1)%
Used vehicle retail sales	1,691.1	1,852.1	(161.1)	(8.7)%
Used vehicle wholesale sales	124.0	148.4	(24.4)	(16.5)%
Parts and service sales	700.7	733.9	(33.3)	(4.5)%
Finance, insurance and other, net	215.8	240.9	(25.0)	(10.4)%
Total revenues	5,396.7	5,782.7	(386.0)	(6.7)%
COST OF SALES:
New vehicle retail sales	2,495.3	2,621.3	(126.0)	(4.8)%
Used vehicle retail sales	1,611.2	1,766.8	(155.6)	(8.8)%
Used vehicle wholesale sales	126.7	148.7	(21.9)	(14.8)%
Parts and service sales	308.7	326.3	(17.6)	(5.4)%
Total cost of sales	4,541.9	4,863.0	(321.1)	(6.6)%
GROSS PROFIT	854.8	919.7	(64.9)	(7.1)%
Selling, general and administrative expenses	618.2	654.9	(36.7)	(5.6)%
Depreciation and amortization expense	31.2	31.6	(0.4)	(1.1)%
Asset impairments	7.0	123.9	(116.9)	(94.4)%
Restructuring charges	0.1	1.6	(1.5)	(96.7)%
Other operating income	(2.3)	—	(2.3)	(100.0)%
INCOME FROM OPERATIONS	200.7	107.8	92.8	86.1%
Floorplan interest expense	21.0	23.7	(2.7)	(11.2)%
Other interest expense, net	48.1	48.0	0.2	0.3%
INCOME BEFORE INCOME TAXES	131.5	36.2	95.3	263.4%
Provision for income taxes	28.7	23.0	5.6	24.4%
Net income from continuing operations	102.9	13.1	89.7	682.8%
Net income (loss) from discontinued operations	—	(0.2)	0.2	108.3%
NET INCOME	$102.9	$13.0	$89.9	693.7%
Less: Earnings allocated to participating securities	0.9	0.1	0.8	547.2%
Net income available to diluted common shares	$102.0	$12.8	$89.2	695.3%
Diluted earnings per share from continuing operations	$8.59	$1.02	$7.57	745.1%
Diluted earnings (loss) per share from discontinued operations	$—	$(0.01)	$0.02	109.0%
DILUTED EARNINGS PER SHARE	$8.59	$1.00	$7.59	756.9%
Weighted average dilutive common shares outstanding	11.9	12.8	(0.9)	(7.2)%
Weighted average participating securities	0.1	0.1	—	(25.1)%
Total weighted average shares	12.0	12.9	(1.0)	(7.4)%
Effective tax rate on continuing operations	21.8%	63.7%	(41.9)%

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30,
	2026	2025	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$7,833.6	$8,222.8	$(389.2)	(4.7)%
Used vehicle retail sales	5,184.3	5,455.7	(271.5)	(5.0)%
Used vehicle wholesale sales	424.9	463.8	(38.8)	(8.4)%
Parts and service sales	2,097.5	2,144.4	(46.9)	(2.2)%
Finance, insurance and other, net	648.5	704.8	(56.3)	(8.0)%
Total revenues	16,188.8	16,991.5	(802.7)	(4.7)%
COST OF SALES:
New vehicle retail sales	7,317.5	7,648.7	(331.2)	(4.3)%
Used vehicle retail sales	4,934.8	5,180.4	(245.7)	(4.7)%
Used vehicle wholesale sales	426.9	462.0	(35.1)	(7.6)%
Parts and service sales	916.5	953.0	(36.5)	(3.8)%
Total cost of sales	13,595.6	14,244.1	(648.5)	(4.6)%
GROSS PROFIT	2,593.2	2,747.4	(154.2)	(5.6)%
Selling, general and administrative expenses	1,842.2	1,918.2	(76.0)	(4.0)%
Depreciation and amortization expense	93.3	89.6	3.7	4.1%
Asset impairments	10.5	124.6	(114.1)	(91.6)%
Restructuring charges	3.2	20.3	(17.1)	(84.3)%
Other operating income	(2.3)	—	(2.3)	(100.0)%
INCOME FROM OPERATIONS	646.3	594.7	51.6	8.7%
Floorplan interest expense	66.3	77.0	(10.7)	(13.9)%
Other interest expense, net	143.6	130.4	13.2	10.1%
Other income	—	(0.2)	0.2	(99.8)%
INCOME BEFORE INCOME TAXES	436.4	387.5	48.8	12.6%
Provision for income taxes	100.7	106.8	(6.2)	(5.8)%
Net income from continuing operations	335.7	280.7	55.0	19.6%
Net income from discontinued operations	0.7	0.9	(0.2)	(20.8)%
NET INCOME	$336.4	$281.6	$54.8	19.5%
Less: Earnings allocated to participating securities	3.2	3.2	(0.1)	(1.8)%
Net income available to diluted common shares	$333.2	$278.4	$54.9	19.7%
Diluted earnings per share from continuing operations	$28.03	$21.50	$6.53	30.3%
Diluted earnings per share from discontinued operations	$0.06	$0.07	$(0.01)	(13.6)%
DILUTED EARNINGS PER SHARE	$28.09	$21.57	$6.52	30.2%
Weighted average dilutive common shares outstanding	11.9	12.9	(1.0)	(8.1)%
Weighted average participating securities	0.1	0.1	—	(24.7)%
Total weighted average shares	12.0	13.1	(1.1)	(8.3)%
Effective tax rate on continuing operations	23.1%	27.6%	(4.5)%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	September 30, 2026	December 31, 2025	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$881.5	$32.5	$849.0	2,613.5%
Inventories, net	$2,573.5	$2,741.3	$(167.8)	(6.1)%
Floorplan notes payable, net (1)	$2,123.8	$1,915.8	$208.0	10.9%
Total debt	$3,886.2	$3,699.5	$186.7	5.0%
Total equity	$3,065.4	$2,789.1	$276.3	9.9%
(1) Amounts are net of offset accounts of $153.0 and $504.2, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	71.1%	72.6%	69.9%	71.2%
United Kingdom	28.9%	27.4%	30.1%	28.8%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	27.9%	26.8%	26.9%	25.5%
Volkswagen/Audi/Porsche/SEAT/SKODA	15.3%	14.1%	15.2%	15.2%
BMW/MINI	12.3%	12.4%	12.9%	12.1%
Honda/Acura	8.6%	8.1%	8.6%	8.3%
Mercedes-Benz/Sprinter/smart	7.6%	9.1%	8.1%	8.7%
Chevrolet/GMC/Buick	7.1%	8.2%	7.2%	8.2%
Ford/Lincoln	7.2%	7.2%	7.0%	6.9%
Hyundai/Kia/Genesis	6.4%	5.7%	5.9%	5.5%
Jaguar/Land Rover	1.7%	2.2%	2.3%	2.4%
Nissan	2.0%	1.8%	1.9%	1.9%
Subaru	1.7%	1.8%	1.7%	2.3%
Chrysler/Dodge/Jeep/RAM/Citroën/Leapmotor	1.2%	1.5%	1.2%	1.6%
Mazda	1.1%	1.1%	1.0%	1.1%
Other	0.2%	0.1%	0.1%	0.1%
	100.0%	100.0%	100.0%	100.0%

	September 30, 2026	December 31, 2025	September 30, 2025
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	39	46	40
Used vehicle inventory	38	36	36
U.S.
New vehicle inventory	51	44	52
Used vehicle inventory	33	29	31
U.K.
New vehicle inventory	21	52	20
Used vehicle inventory	48	55	46
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,665.1	$2,807.4	$(142.2)	(5.1)%	$(2.7)	(5.0)%
Used vehicle retail sales	1,691.1	1,852.1	(161.1)	(8.7)%	(1.7)	(8.6)%
Used vehicle wholesale sales	124.0	148.4	(24.4)	(16.5)%	(0.1)	(16.4)%
Total used	1,815.0	2,000.5	(185.5)	(9.3)%	(1.9)	(9.2)%
Parts and service sales	700.7	733.9	(33.3)	(4.5)%	(0.5)	(4.5)%
F&I, net	215.8	240.9	(25.0)	(10.4)%	(0.1)	(10.3)%
Total revenues	$5,396.7	$5,782.7	$(386.0)	(6.7)%	$(5.3)	(6.6)%
Gross profit:
New vehicle retail sales	$169.9	$186.1	$(16.2)	(8.7)%	$(0.2)	(8.6)%
Used vehicle retail sales	79.9	85.4	(5.5)	(6.5)%	(0.1)	(6.4)%
Used vehicle wholesale sales	(2.7)	(0.2)	(2.5)	NM	—	NM
Total used	77.1	85.1	(8.0)	(9.4)%	(0.1)	(9.3)%
Parts and service sales	392.0	407.6	(15.7)	(3.8)%	(0.3)	(3.8)%
F&I, net	215.8	240.9	(25.0)	(10.4)%	(0.1)	(10.3)%
Total gross profit	$854.8	$919.7	$(64.9)	(7.1)%	$(0.7)	(7.0)%
Gross margin:
New vehicle retail sales	6.4%	6.6%	(0.3)%
Used vehicle retail sales	4.7%	4.6%	0.1%
Used vehicle wholesale sales	(2.2)%	(0.2)%	(2.0)%
Total used	4.2%	4.3%	—%
Parts and service sales	55.9%	55.5%	0.4%
Total gross margin	15.8%	15.9%	(0.1)%
Units sold:
Retail new vehicles sold (1)	55,259	57,269	(2,010)	(3.5)%
Retail used vehicles sold (1)	53,343	59,574	(6,231)	(10.5)%
Wholesale used vehicles sold	14,301	16,018	(1,717)	(10.7)%
Total used	67,644	75,592	(7,948)	(10.5)%
Average sales price per unit sold:
New vehicle retail (1)	$51,123	$50,816	$307	0.6%	$(51)	0.7%
Used vehicle retail (1)	$31,744	$31,112	$633	2.0%	$(27)	2.1%
Gross profit per unit sold:
New vehicle retail sales	$3,074	$3,250	$(176)	(5.4)%	$(4)	(5.3)%
Used vehicle retail sales	$1,497	$1,433	$64	4.5%	$(1)	4.6%
Used vehicle wholesale sales	$(191)	$(15)	$(176)	NM	$1	NM
Total used	$1,140	$1,126	$14	1.2%	$(1)	1.3%
F&I PRU	$1,987	$2,061	$(74)	(3.6)%	$(1)	(3.5)%
Other:
SG&A expenses	$618.2	$654.9	$(36.7)	(5.6)%	$(0.5)	(5.5)%
Adjusted SG&A expenses (2)	$610.5	$645.0	$(34.5)	(5.4)%	$(0.5)	(5.3)%
SG&A as % gross profit	72.3%	71.2%	1.1%
Adjusted SG&A as % gross profit (2)	71.4%	70.1%	1.3%
Operating margin %	3.7%	1.9%	1.8%
Adjusted operating margin % (2)	3.9%	4.2%	(0.3)%
Pretax margin %	2.4%	0.6%	1.8%
Adjusted pretax margin % (2)	2.7%	3.0%	(0.3)%
Floorplan expense:
Floorplan interest expense	$21.0	$23.7	$(2.7)	(11.2)%	$—	(11.2)%
Less: Floorplan assistance (3)	23.0	23.5	(0.5)	(2.2)%	—	(2.1)%
Net floorplan expense	$(2.0)	$0.2	$(2.2)		$—
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$7,833.6	$8,222.8	$(389.2)	(4.7)%	$39.2	(5.2)%
Used vehicle retail sales	5,184.3	5,455.7	(271.5)	(5.0)%	41.0	(5.7)%
Used vehicle wholesale sales	424.9	463.8	(38.8)	(8.4)%	3.6	(9.1)%
Total used	5,609.2	5,919.5	(310.3)	(5.2)%	44.5	(6.0)%
Parts and service sales	2,097.5	2,144.4	(46.9)	(2.2)%	11.4	(2.7)%
F&I, net	648.5	704.8	(56.3)	(8.0)%	2.5	(8.4)%
Total revenues	$16,188.8	$16,991.5	$(802.7)	(4.7)%	$97.7	(5.3)%
Gross profit:
New vehicle retail sales	$516.1	$574.1	$(58.0)	(10.1)%	$3.1	(10.6)%
Used vehicle retail sales	249.5	275.3	(25.8)	(9.4)%	2.0	(10.1)%
Used vehicle wholesale sales	(1.9)	1.8	(3.7)	NM	(0.1)	NM
Total used	247.6	277.1	(29.5)	(10.7)%	1.8	(11.3)%
Parts and service sales	1,181.0	1,191.4	(10.4)	(0.9)%	6.3	(1.4)%
F&I, net	648.5	704.8	(56.3)	(8.0)%	2.5	(8.4)%
Total gross profit	$2,593.2	$2,747.4	$(154.2)	(5.6)%	$13.7	(6.1)%
Gross margin:
New vehicle retail sales	6.6%	7.0%	(0.4)%
Used vehicle retail sales	4.8%	5.0%	(0.2)%
Used vehicle wholesale sales	(0.5)%	0.4%	(0.8)%
Total used	4.4%	4.7%	(0.3)%
Parts and service sales	56.3%	55.6%	0.7%
Total gross margin	16.0%	16.2%	(0.2)%
Units sold:
Retail new vehicles sold (1)	160,992	169,131	(8,139)	(4.8)%
Retail used vehicles sold (1)	163,797	179,432	(15,635)	(8.7)%
Wholesale used vehicles sold	45,018	49,402	(4,384)	(8.9)%
Total used	208,815	228,834	(20,019)	(8.7)%
Average sales price per unit sold:
New vehicle retail (1)	$51,741	$50,415	$1,325	2.6%	$257	2.1%
Used vehicle retail (1)	$31,704	$30,425	$1,278	4.2%	$251	3.4%
Gross profit per unit sold:
New vehicle retail sales	$3,206	$3,394	$(189)	(5.6)%	$19	(6.1)%
Used vehicle retail sales	$1,523	$1,534	$(11)	(0.7)%	$12	(1.5)%
Used vehicle wholesale sales	$(43)	$36	$(79)	NM	$(3)	NM
Total used	$1,186	$1,211	$(25)	(2.1)%	$9	(2.8)%
F&I PRU	$1,997	$2,022	$(25)	(1.3)%	$8	(1.6)%
Adjusted F&I PRU (2)	$2,018	$2,022	$(4)	(0.2)%	$8	(0.6)%
Other:
SG&A expenses	$1,842.2	$1,918.2	$(76.0)	(4.0)%	$12.1	(4.6)%
Adjusted SG&A expenses (2)	$1,863.2	$1,907.8	$(44.6)	(2.3)%	$11.9	(3.0)%
SG&A as % gross profit	71.0%	69.8%	1.2%
Adjusted SG&A as % gross profit (2)	71.7%	69.4%	2.2%
Operating margin %	4.0%	3.5%	0.5%
Adjusted operating margin % (2)	4.0%	4.4%	(0.4)%
Pretax margin %	2.7%	2.3%	0.4%
Adjusted pretax margin % (2)	2.7%	3.2%	(0.5)%
Floorplan expense:
Floorplan interest expense	$66.3	$77.0	$(10.7)	(13.9)%	$0.5	(14.5)%
Less: Floorplan assistance (3)	64.9	66.5	(1.5)	(2.3)%	—	(2.4)%
Net floorplan expense	$1.4	$10.5	$(9.1)		$0.5
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2026	2025	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,050.5	$2,187.0	$(136.6)	(6.2)%
Used vehicle retail sales	1,146.8	1,230.4	(83.5)	(6.8)%
Used vehicle wholesale sales	74.3	90.9	(16.6)	(18.2)%
Total used	1,221.2	1,321.3	(100.1)	(7.6)%
Parts and service sales	538.4	567.6	(29.2)	(5.1)%
F&I, net	181.0	202.1	(21.0)	(10.4)%
Total revenues	$3,991.1	$4,277.9	$(286.9)	(6.7)%
Gross profit:
New vehicle retail sales	$121.1	$138.1	$(17.0)	(12.3)%
Used vehicle retail sales	54.4	60.6	(6.2)	(10.2)%
Used vehicle wholesale sales	—	1.1	(1.1)	(103.9)%
Total used	54.4	61.7	(7.3)	(11.8)%
Parts and service sales	301.1	313.1	(12.0)	(3.8)%
F&I, net	181.0	202.1	(21.0)	(10.4)%
Total gross profit	$657.7	$715.0	$(57.3)	(8.0)%
Gross margin:
New vehicle retail sales	5.9%	6.3%	(0.4)%
Used vehicle retail sales	4.7%	4.9%	(0.2)%
Used vehicle wholesale sales	(0.1)%	1.2%	(1.2)%
Total used	4.5%	4.7%	(0.2)%
Parts and service sales	55.9%	55.2%	0.8%
Total gross margin	16.5%	16.7%	(0.2)%
Units sold:
Retail new vehicles sold	39,275	41,582	(2,307)	(5.5)%
Retail used vehicles sold	35,662	39,636	(3,974)	(10.0)%
Wholesale used vehicles sold	8,749	9,984	(1,235)	(12.4)%
Total used	44,411	49,620	(5,209)	(10.5)%
Average sales price per unit sold:
New vehicle retail	$52,208	$52,595	$(388)	(0.7)%
Used vehicle retail	$32,158	$31,042	$1,117	3.6%
Gross profit per unit sold:
New vehicle retail sales	$3,084	$3,322	$(238)	(7.2)%
Used vehicle retail sales	$1,527	$1,529	$(3)	(0.2)%
Used vehicle wholesale sales	$(5)	$108	$(112)	(104.5)%
Total used	$1,225	$1,243	$(18)	(1.5)%
F&I PRU	$2,416	$2,488	$(72)	(2.9)%
Other:
SG&A expenses	$452.1	$481.2	$(29.0)	(6.0)%
Adjusted SG&A expenses (1)	$445.2	$470.7	$(25.5)	(5.4)%
SG&A as % gross profit	68.7%	67.3%	1.5%
Adjusted SG&A as % gross profit (1)	67.7%	65.8%	1.9%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2026	2025	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$5,925.5	$6,288.7	$(363.2)	(5.8)%
Used vehicle retail sales	3,377.2	3,577.9	(200.8)	(5.6)%
Used vehicle wholesale sales	256.6	269.4	(12.8)	(4.8)%
Total used	3,633.8	3,847.3	(213.6)	(5.6)%
Parts and service sales	1,596.6	1,654.4	(57.8)	(3.5)%
F&I, net	532.4	586.5	(54.1)	(9.2)%
Total revenues	$11,688.3	$12,376.9	$(688.6)	(5.6)%
Gross profit:
New vehicle retail sales	$361.6	$419.2	$(57.6)	(13.7)%
Used vehicle retail sales	170.3	195.0	(24.8)	(12.7)%
Used vehicle wholesale sales	5.2	6.2	(1.0)	(15.6)%
Total used	175.5	201.2	(25.7)	(12.8)%
Parts and service sales	893.9	911.8	(17.9)	(2.0)%
F&I, net	532.4	586.5	(54.1)	(9.2)%
Total gross profit	$1,963.4	$2,118.7	$(155.3)	(7.3)%
Gross margin:
New vehicle retail sales	6.1%	6.7%	(0.6)%
Used vehicle retail sales	5.0%	5.5%	(0.4)%
Used vehicle wholesale sales	2.0%	2.3%	(0.3)%
Total used	4.8%	5.2%	(0.4)%
Parts and service sales	56.0%	55.1%	0.9%
Total gross margin	16.8%	17.1%	(0.3)%
Units sold:
Retail new vehicles sold	112,490	120,484	(7,994)	(6.6)%
Retail used vehicles sold	106,020	117,914	(11,894)	(10.1)%
Wholesale used vehicles sold	27,629	29,862	(2,233)	(7.5)%
Total used	133,649	147,776	(14,127)	(9.6)%
Average sales price per unit sold:
New vehicle retail	$52,676	$52,195	$481	0.9%
Used vehicle retail	$31,854	$30,344	$1,511	5.0%
Gross profit per unit sold:
New vehicle retail sales	$3,215	$3,479	$(265)	(7.6)%
Used vehicle retail sales	$1,606	$1,654	$(48)	(2.9)%
Used vehicle wholesale sales	$188	$206	$(18)	(8.8)%
Total used	$1,313	$1,361	$(49)	(3.6)%
F&I PRU	$2,437	$2,460	$(24)	(1.0)%
Adjusted F&I PRU (1)	$2,468	$2,460	$8	0.3%
Other:
SG&A expenses	$1,314.7	$1,400.2	$(85.5)	(6.1)%
Adjusted SG&A expenses (1)	$1,344.0	$1,390.1	$(46.1)	(3.3)%
SG&A as % gross profit	67.0%	66.1%	0.9%
Adjusted SG&A as % gross profit (1)	68.2%	65.6%	2.6%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$614.7	$620.4	$(5.7)	(0.9)%	$(2.7)	(0.5)%
Used vehicle retail sales	544.2	621.8	(77.5)	(12.5)%	(1.7)	(12.2)%
Used vehicle wholesale sales	49.6	57.5	(7.8)	(13.6)%	(0.1)	(13.4)%
Total used	593.9	679.3	(85.4)	(12.6)%	(1.9)	(12.3)%
Parts and service sales	162.3	166.3	(4.1)	(2.4)%	(0.5)	(2.1)%
F&I, net	34.8	38.8	(4.0)	(10.4)%	(0.1)	(10.0)%
Total revenues	$1,405.6	$1,504.8	$(99.1)	(6.6)%	$(5.3)	(6.2)%
Gross profit:
New vehicle retail sales	$48.8	$48.0	$0.8	1.6%	$(0.2)	2.1%
Used vehicle retail sales	25.4	24.8	0.7	2.6%	(0.1)	2.9%
Used vehicle wholesale sales	(2.7)	(1.3)	(1.4)	(103.5)%	—	(104.6)%
Total used	22.7	23.4	(0.7)	(3.0)%	(0.1)	(2.8)%
Parts and service sales	90.9	94.5	(3.7)	(3.9)%	(0.3)	(3.5)%
F&I, net	34.8	38.8	(4.0)	(10.4)%	(0.1)	(10.0)%
Total gross profit	$197.1	$204.7	$(7.6)	(3.7)%	$(0.7)	(3.3)%
Gross margin:
New vehicle retail sales	7.9%	7.7%	0.2%
Used vehicle retail sales	4.7%	4.0%	0.7%
Used vehicle wholesale sales	(5.4)%	(2.3)%	(3.1)%
Total used	3.8%	3.5%	0.4%
Parts and service sales	56.0%	56.8%	(0.8)%
Total gross margin	14.0%	13.6%	0.4%
Units sold:
Retail new vehicles sold (1)	15,984	15,687	297	1.9%
Retail used vehicles sold (1)	17,681	19,938	(2,257)	(11.3)%
Wholesale used vehicles sold	5,552	6,034	(482)	(8.0)%
Total used	23,233	25,972	(2,739)	(10.5)%
Average sales price per unit sold:
New vehicle retail (1)	$47,756	$45,326	$2,430	5.4%	$(211)	5.8%
Used vehicle retail (1)	$30,906	$31,251	$(345)	(1.1)%	$(99)	(0.8)%
Gross profit per unit sold:
New vehicle retail sales	$3,051	$3,059	$(8)	(0.3)%	$(15)	0.2%
Used vehicle retail sales	$1,437	$1,242	$196	15.7%	$(4)	16.1%
Used vehicle wholesale sales	$(485)	$(219)	$(265)	(121.2)%	$2	(122.3)%
Total used	$978	$902	$76	8.4%	$(2)	8.7%
F&I PRU	$1,033	$1,089	$(56)	(5.1)%	$(4)	(4.8)%
Other:
SG&A expenses	$166.0	$173.7	$(7.7)	(4.4)%	$(0.5)	(4.1)%
Adjusted SG&A expenses (2)	$165.3	$174.3	$(9.0)	(5.2)%	$(0.5)	(4.9)%
SG&A as % gross profit	84.2%	84.9%	(0.6)%
Adjusted SG&A as % gross profit (2)	83.9%	85.2%	(1.3)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,908.2	$1,934.1	$(26.0)	(1.3)%	$39.2	(3.4)%
Used vehicle retail sales	1,807.1	1,877.8	(70.7)	(3.8)%	41.0	(5.9)%
Used vehicle wholesale sales	168.4	194.4	(26.0)	(13.4)%	3.6	(15.2)%
Total used	1,975.4	2,072.2	(96.7)	(4.7)%	44.5	(6.8)%
Parts and service sales	500.9	490.0	10.9	2.2%	11.4	(0.1)%
F&I, net	116.1	118.3	(2.3)	(1.9)%	2.5	(4.1)%
Total revenues	$4,500.6	$4,614.6	$(114.1)	(2.5)%	$97.7	(4.6)%
Gross profit:
New vehicle retail sales	$154.5	$154.9	$(0.4)	(0.3)%	$3.1	(2.2)%
Used vehicle retail sales	79.2	80.3	(1.1)	(1.3)%	2.0	(3.8)%
Used vehicle wholesale sales	(7.1)	(4.4)	(2.8)	(62.9)%	(0.1)	(59.6)%
Total used	72.1	75.9	(3.8)	(5.0)%	1.8	(7.4)%
Parts and service sales	287.2	279.6	7.5	2.7%	6.3	0.4%
F&I, net	116.1	118.3	(2.3)	(1.9)%	2.5	(4.1)%
Total gross profit	$629.8	$628.8	$1.1	0.2%	$13.7	(2.0)%
Gross margin:
New vehicle retail sales	8.1%	8.0%	0.1%
Used vehicle retail sales	4.4%	4.3%	0.1%
Used vehicle wholesale sales	(4.2)%	(2.3)%	(2.0)%
Total used	3.7%	3.7%	—%
Parts and service sales	57.3%	57.1%	0.3%
Total gross margin	14.0%	13.6%	0.4%
Units sold:
Retail new vehicles sold (1)	48,502	48,647	(145)	(0.3)%
Retail used vehicles sold (1)	57,777	61,518	(3,741)	(6.1)%
Wholesale used vehicles sold	17,389	19,540	(2,151)	(11.0)%
Total used	75,166	81,058	(5,892)	(7.3)%
Average sales price per unit sold:
New vehicle retail (1)	$48,995	$45,327	$3,669	8.1%	$1,010	5.9%
Used vehicle retail (1)	$31,426	$30,582	$844	2.8%	$713	0.4%
Gross profit per unit sold:
New vehicle retail sales	$3,185	$3,184	$1	—%	$63	(1.9)%
Used vehicle retail sales	$1,372	$1,305	$66	5.1%	$34	2.5%
Used vehicle wholesale sales	$(410)	$(224)	$(186)	(83.0)%	$(8)	(79.3)%
Total used	$960	$937	$23	2.4%	$24	(0.2)%
F&I PRU	$1,092	$1,074	$18	1.7%	$24	(0.5)%
Other:
SG&A expenses	$527.6	$518.1	$9.5	1.8%	$12.1	(0.5)%
Adjusted SG&A expenses (2)	$519.2	$517.7	$1.5	0.3%	$11.9	(2.0)%
SG&A as % gross profit	83.8%	82.4%	1.4%
Adjusted SG&A as % gross profit (2)	82.4%	82.3%	0.1%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,608.1	$2,629.9	$(21.8)	(0.8)%	$(2.6)	(0.7)%
Used vehicle retail sales	1,658.7	1,763.0	(104.3)	(5.9)%	(1.7)	(5.8)%
Used vehicle wholesale sales	117.2	137.5	(20.3)	(14.8)%	(0.1)	(14.7)%
Total used	1,775.9	1,900.5	(124.6)	(6.6)%	(1.9)	(6.5)%
Parts and service sales	687.2	673.8	13.4	2.0%	(0.5)	2.1%
F&I, net	211.4	232.1	(20.7)	(8.9)%	(0.1)	(8.9)%
Total revenues	$5,282.7	$5,436.4	$(153.7)	(2.8)%	$(5.2)	(2.7)%
Gross profit:
New vehicle retail sales	$166.5	$176.4	$(9.9)	(5.6)%	$(0.2)	(5.5)%
Used vehicle retail sales	78.7	82.0	(3.3)	(4.0)%	(0.1)	(3.9)%
Used vehicle wholesale sales	(2.2)	0.2	(2.4)	NM	—	NM
Total used	76.5	82.2	(5.7)	(7.0)%	(0.1)	(6.9)%
Parts and service sales	383.1	382.6	0.5	0.1%	(0.3)	0.2%
F&I, net	211.4	232.1	(20.7)	(8.9)%	(0.1)	(8.9)%
Total gross profit	$837.6	$873.4	$(35.8)	(4.1)%	$(0.7)	(4.0)%
Gross margin:
New vehicle retail sales	6.4%	6.7%	(0.3)%
Used vehicle retail sales	4.7%	4.7%	0.1%
Used vehicle wholesale sales	(1.9)%	0.2%	(2.1)%
Total used	4.3%	4.3%	—%
Parts and service sales	55.8%	56.8%	(1.0)%
Total gross margin	15.9%	16.1%	(0.2)%
Units sold:
Retail new vehicles sold (1)	53,933	54,615	(682)	(1.2)%
Retail used vehicles sold (1)	52,272	57,153	(4,881)	(8.5)%
Wholesale used vehicles sold	13,872	15,287	(1,415)	(9.3)%
Total used	66,144	72,440	(6,296)	(8.7)%
Average sales price per unit sold:
New vehicle retail (1)	$51,337	$50,000	$1,337	2.7%	$(51)	2.8%
Used vehicle retail (1)	$31,776	$30,868	$908	2.9%	$(27)	3.0%
Gross profit per unit sold:
New vehicle retail sales	$3,088	$3,230	$(142)	(4.4)%	$(4)	(4.3)%
Used vehicle retail sales	$1,506	$1,435	$71	5.0%	$(1)	5.1%
Used vehicle wholesale sales	$(160)	$15	$(174)	NM	$1	NM
Total used	$1,157	$1,135	$22	1.9%	$(1)	2.0%
F&I PRU	$1,991	$2,077	$(86)	(4.1)%	$(1)	(4.1)%
Other:
SG&A expenses	$604.0	$612.9	$(8.9)	(1.5)%	$(0.5)	(1.4)%
Adjusted SG&A expenses (2)	$595.3	$602.4	$(7.1)	(1.2)%	$(0.5)	(1.1)%
SG&A as % gross profit	72.1%	70.2%	1.9%
Adjusted SG&A as % gross profit (2)	71.1%	69.0%	2.1%
Operating margin %	3.7%	4.2%	(0.5)%
Adjusted operating margin % (2)	4.0%	4.5%	(0.5)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$7,592.6	$7,789.7	$(197.1)	(2.5)%	$39.4	(3.0)%
Used vehicle retail sales	5,024.9	5,203.3	(178.4)	(3.4)%	41.0	(4.2)%
Used vehicle wholesale sales	396.2	422.4	(26.3)	(6.2)%	3.1	(7.0)%
Total used	5,421.1	5,625.8	(204.7)	(3.6)%	44.0	(4.4)%
Parts and service sales	2,037.8	1,981.1	56.6	2.9%	11.3	2.3%
F&I, net	631.9	680.5	(48.7)	(7.1)%	2.6	(7.5)%
Total revenues	$15,683.3	$16,077.1	$(393.8)	(2.4)%	$97.3	(3.1)%
Gross profit:
New vehicle retail sales	$498.7	$548.3	$(49.6)	(9.0)%	$3.1	(9.6)%
Used vehicle retail sales	243.5	265.0	(21.5)	(8.1)%	1.9	(8.8)%
Used vehicle wholesale sales	(0.6)	3.4	(4.0)	(117.8)%	(0.1)	(114.8)%
Total used	242.9	268.4	(25.5)	(9.5)%	1.8	(10.2)%
Parts and service sales	1,144.7	1,123.2	21.5	1.9%	6.2	1.4%
F&I, net	631.9	680.5	(48.7)	(7.1)%	2.6	(7.5)%
Total gross profit	$2,518.1	$2,620.4	$(102.3)	(3.9)%	$13.6	(4.4)%
Gross margin:
New vehicle retail sales	6.6%	7.0%	(0.5)%
Used vehicle retail sales	4.8%	5.1%	(0.2)%
Used vehicle wholesale sales	(0.2)%	0.8%	(1.0)%
Total used	4.5%	4.8%	(0.3)%
Parts and service sales	56.2%	56.7%	(0.5)%
Total gross margin	16.1%	16.3%	(0.2)%
Units sold:
Retail new vehicles sold (1)	156,585	161,555	(4,970)	(3.1)%
Retail used vehicles sold (1)	159,307	171,842	(12,535)	(7.3)%
Wholesale used vehicles sold	43,445	46,499	(3,054)	(6.6)%
Total used	202,752	218,341	(15,589)	(7.1)%
Average sales price per unit sold:
New vehicle retail (1)	$51,652	$50,021	$1,631	3.3%	$265	2.7%
Used vehicle retail (1)	$31,597	$30,297	$1,300	4.3%	$258	3.4%
Gross profit per unit sold:
New vehicle retail sales	$3,185	$3,394	$(209)	(6.2)%	$20	(6.7)%
Used vehicle retail sales	$1,528	$1,542	$(14)	(0.9)%	$12	(1.7)%
Used vehicle wholesale sales	$(14)	$73	$(87)	(119.1)%	$(2)	(115.9)%
Total used	$1,198	$1,229	$(31)	(2.6)%	$9	(3.3)%
F&I PRU	$2,000	$2,041	$(41)	(2.0)%	$8	(2.4)%
Adjusted F&I PRU (2)	$2,022	$2,041	$(19)	(0.9)%	$8	(1.3)%
Other:
SG&A expenses	$1,813.2	$1,812.9	$0.3	—%	$11.7	(0.6)%
Adjusted SG&A expenses (2)	$1,796.0	$1,794.8	$1.3	0.1%	$11.7	(0.6)%
SG&A as % gross profit	72.0%	69.2%	2.8%
Adjusted SG&A as % gross profit (2)	71.1%	68.5%	2.6%
Operating margin %	3.9%	4.5%	(0.6)%
Adjusted operating margin % (2)	4.1%	4.6%	(0.5)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2026	2025	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,013.3	$2,084.5	$(71.2)	(3.4)%
Used vehicle retail sales	1,124.1	1,200.6	(76.5)	(6.4)%
Used vehicle wholesale sales	73.1	85.5	(12.3)	(14.4)%
Total used	1,197.2	1,286.1	(88.9)	(6.9)%
Parts and service sales	527.5	523.6	3.8	0.7%
F&I, net	177.2	197.8	(20.6)	(10.4)%
Total revenues	$3,915.1	$4,092.0	$(176.9)	(4.3)%
Gross profit:
New vehicle retail sales	$118.5	$133.6	$(15.1)	(11.3)%
Used vehicle retail sales	54.1	59.1	(5.0)	(8.5)%
Used vehicle wholesale sales	0.2	1.1	(0.9)	(84.4)%
Total used	54.2	60.2	(6.0)	(9.9)%
Parts and service sales	294.5	297.0	(2.5)	(0.8)%
F&I, net	177.2	197.8	(20.6)	(10.4)%
Total gross profit	$644.5	$688.6	$(44.2)	(6.4)%
Gross margin:
New vehicle retail sales	5.9%	6.4%	(0.5)%
Used vehicle retail sales	4.8%	4.9%	(0.1)%
Used vehicle wholesale sales	0.2%	1.3%	(1.1)%
Total used	4.5%	4.7%	(0.2)%
Parts and service sales	55.8%	56.7%	(0.9)%
Total gross margin	16.5%	16.8%	(0.4)%
Units sold:
Retail new vehicles sold	38,466	40,307	(1,841)	(4.6)%
Retail used vehicles sold	35,005	38,889	(3,884)	(10.0)%
Wholesale used vehicles sold	8,609	9,771	(1,162)	(11.9)%
Total used	43,614	48,660	(5,046)	(10.4)%
Average sales price per unit sold:
New vehicle retail	$52,340	$51,716	$625	1.2%
Used vehicle retail	$32,112	$30,873	$1,239	4.0%
Gross profit per unit sold:
New vehicle retail sales	$3,082	$3,315	$(233)	(7.0)%
Used vehicle retail sales	$1,544	$1,520	$25	1.6%
Used vehicle wholesale sales	$20	$113	$(93)	(82.3)%
Total used	$1,243	$1,237	$6	0.5%
F&I PRU	$2,411	$2,497	$(86)	(3.5)%
Other:
SG&A expenses	$443.8	$459.7	$(15.8)	(3.4)%
Adjusted SG&A expenses (1)	$435.1	$449.2	$(14.0)	(3.1)%
SG&A as % gross profit	68.9%	66.8%	2.1%
Adjusted SG&A as % gross profit (1)	67.5%	65.2%	2.3%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2026	2025	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$5,740.5	$6,018.7	$(278.2)	(4.6)%
Used vehicle retail sales	3,249.8	3,476.1	(226.2)	(6.5)%
Used vehicle wholesale sales	245.8	247.8	(2.0)	(0.8)%
Total used	3,495.7	3,723.9	(228.2)	(6.1)%
Parts and service sales	1,548.3	1,532.5	15.8	1.0%
F&I, net	517.6	572.5	(54.8)	(9.6)%
Total revenues	$11,302.1	$11,847.5	$(545.5)	(4.6)%
Gross profit:
New vehicle retail sales	$347.5	$405.7	$(58.2)	(14.3)%
Used vehicle retail sales	166.0	190.2	(24.2)	(12.7)%
Used vehicle wholesale sales	5.5	5.9	(0.4)	(6.2)%
Total used	171.5	196.0	(24.5)	(12.5)%
Parts and service sales	864.7	866.1	(1.4)	(0.2)%
F&I, net	517.6	572.5	(54.8)	(9.6)%
Total gross profit	$1,901.3	$2,040.2	$(138.9)	(6.8)%
Gross margin:
New vehicle retail sales	6.1%	6.7%	(0.7)%
Used vehicle retail sales	5.1%	5.5%	(0.4)%
Used vehicle wholesale sales	2.2%	2.4%	(0.1)%
Total used	4.9%	5.3%	(0.4)%
Parts and service sales	55.9%	56.5%	(0.7)%
Total gross margin	16.8%	17.2%	(0.4)%
Units sold:
Retail new vehicles sold	109,448	116,491	(7,043)	(6.0)%
Retail used vehicles sold	102,649	114,886	(12,237)	(10.7)%
Wholesale used vehicles sold	26,829	28,779	(1,950)	(6.8)%
Total used	129,478	143,665	(14,187)	(9.9)%
Average sales price per unit sold:
New vehicle retail	$52,450	$51,666	$783	1.5%
Used vehicle retail	$31,660	$30,257	$1,403	4.6%
Gross profit per unit sold:
New vehicle retail sales	$3,175	$3,482	$(308)	(8.8)%
Used vehicle retail sales	$1,617	$1,655	$(38)	(2.3)%
Used vehicle wholesale sales	$205	$204	$1	0.6%
Total used	$1,325	$1,365	$(40)	(2.9)%
F&I PRU	$2,441	$2,474	$(34)	(1.4)%
Adjusted F&I PRU (1)	$2,473	$2,474	$(2)	(0.1)%
Other:
SG&A expenses	$1,314.1	$1,344.2	$(30.0)	(2.2)%
Adjusted SG&A expenses (1)	$1,297.6	$1,327.0	$(29.4)	(2.2)%
SG&A as % gross profit	69.1%	65.9%	3.2%
Adjusted SG&A as % gross profit (1)	68.0%	65.0%	3.0%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$594.8	$545.4	$49.4	9.1%	$(2.6)	9.5%
Used vehicle retail sales	534.6	562.4	(27.8)	(4.9)%	(1.7)	(4.6)%
Used vehicle wholesale sales	44.1	52.0	(8.0)	(15.3)%	(0.1)	(15.0)%
Total used	578.7	614.5	(35.7)	(5.8)%	(1.9)	(5.5)%
Parts and service sales	159.7	150.2	9.6	6.4%	(0.5)	6.7%
F&I, net	34.3	34.3	(0.1)	(0.2)%	(0.1)	0.2%
Total revenues	$1,367.5	$1,344.3	$23.2	1.7%	$(5.2)	2.1%
Gross profit:
New vehicle retail sales	$48.0	$42.8	$5.2	12.1%	$(0.2)	12.6%
Used vehicle retail sales	24.7	22.9	1.8	7.7%	(0.1)	8.0%
Used vehicle wholesale sales	(2.4)	(0.9)	(1.5)	NM	—	NM
Total used	22.3	22.0	0.3	1.1%	(0.1)	1.4%
Parts and service sales	88.6	85.6	3.0	3.5%	(0.3)	3.9%
F&I, net	34.3	34.3	(0.1)	(0.2)%	(0.1)	0.2%
Total gross profit	$193.1	$184.8	$8.4	4.5%	$(0.7)	4.9%
Gross margin:
New vehicle retail sales	8.1%	7.9%	0.2%
Used vehicle retail sales	4.6%	4.1%	0.5%
Used vehicle wholesale sales	(5.4)%	(1.7)%	(3.7)%
Total used	3.8%	3.6%	0.3%
Parts and service sales	55.5%	57.0%	(1.5)%
Total gross margin	14.1%	13.7%	0.4%
Units sold:
Retail new vehicles sold (1)	15,467	14,308	1,159	8.1%
Retail used vehicles sold (1)	17,267	18,264	(997)	(5.5)%
Wholesale used vehicles sold	5,263	5,516	(253)	(4.6)%
Total used	22,530	23,780	(1,250)	(5.3)%
Average sales price per unit sold:
New vehicle retail (1)	$48,155	$44,288	$3,868	8.7%	$(213)	9.2%
Used vehicle retail (1)	$31,092	$30,859	$233	0.8%	$(100)	1.1%
Gross profit per unit sold:
New vehicle retail sales	$3,103	$2,993	$110	3.7%	$(15)	4.2%
Used vehicle retail sales	$1,428	$1,254	$174	13.9%	$(4)	14.2%
Used vehicle wholesale sales	$(454)	$(161)	$(294)	NM	$3	NM
Total used	$988	$926	$63	6.8%	$(3)	7.0%
F&I PRU	$1,046	$1,053	$(7)	(0.7)%	$(4)	(0.3)%
Other:
SG&A expenses	$160.2	$153.2	$6.9	4.5%	$(0.5)	4.8%
SG&A as % gross profit	82.9%	82.9%	—%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Nine Months Ended September 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,852.1	$1,771.0	$81.0	4.6%	$39.4	2.4%
Used vehicle retail sales	1,775.1	1,727.3	47.8	2.8%	41.0	0.4%
Used vehicle wholesale sales	150.3	174.6	(24.3)	(13.9)%	3.1	(15.7)%
Total used	1,925.4	1,901.9	23.6	1.2%	44.0	(1.1)%
Parts and service sales	489.5	448.7	40.9	9.1%	11.3	6.6%
F&I, net	114.2	108.0	6.2	5.7%	2.6	3.3%
Total revenues	$4,381.3	$4,229.6	$151.7	3.6%	$97.3	1.3%
Gross profit:
New vehicle retail sales	$151.2	$142.6	$8.6	6.0%	$3.1	3.9%
Used vehicle retail sales	77.5	74.8	2.6	3.5%	1.9	1.0%
Used vehicle wholesale sales	(6.1)	(2.5)	(3.7)	(148.5)%	(0.1)	(144.3)%
Total used	71.4	72.4	(1.0)	(1.4)%	1.8	(3.9)%
Parts and service sales	280.0	257.1	22.8	8.9%	6.2	6.5%
F&I, net	114.2	108.0	6.2	5.7%	2.6	3.3%
Total gross profit	$616.8	$580.2	$36.6	6.3%	$13.6	4.0%
Gross margin:
New vehicle retail sales	8.2%	8.1%	0.1%
Used vehicle retail sales	4.4%	4.3%	—%
Used vehicle wholesale sales	(4.1)%	(1.4)%	(2.7)%
Total used	3.7%	3.8%	(0.1)%
Parts and service sales	57.2%	57.3%	(0.1)%
Total gross margin	14.1%	13.7%	0.4%
Units sold:
Retail new vehicles sold (1)	47,137	45,064	2,073	4.6%
Retail used vehicles sold (1)	56,658	56,956	(298)	(0.5)%
Wholesale used vehicles sold	16,616	17,720	(1,104)	(6.2)%
Total used	73,274	74,676	(1,402)	(1.9)%
Average sales price per unit sold:
New vehicle retail (1)	$49,288	$45,076	$4,212	9.3%	$1,051	7.0%
Used vehicle retail (1)	$31,483	$30,379	$1,104	3.6%	$728	1.2%
Gross profit per unit sold:
New vehicle retail sales	$3,209	$3,165	$43	1.4%	$65	(0.7)%
Used vehicle retail sales	$1,367	$1,314	$54	4.1%	$33	1.6%
Used vehicle wholesale sales	$(368)	$(139)	$(229)	NM	$(6)	NM
Total used	$974	$969	$5	0.5%	$24	(2.0)%
F&I PRU	$1,101	$1,059	$41	3.9%	$25	1.6%
Other:
SG&A expenses	$499.1	$468.7	$30.4	6.5%	$11.7	4.0%
Adjusted SG&A expenses (2)	$498.4	$467.7	$30.7	6.6%	$11.7	4.1%
SG&A as % gross profit	80.9%	80.8%	0.1%
Adjusted SG&A as % gross profit (2)	80.8%	80.6%	0.2%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2026
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments	Non-GAAP adjusted
SG&A expenses	$618.2	$(0.5)	$1.0	$—	$(7.1)	$(1.1)	$—	$610.5
Asset impairments	$7.0	$—	$(0.2)	$—	$—	$—	$(6.8)	$—
Restructuring charges	$0.1	$—	$—	$(0.1)	$—	$—	$—	$—
Income (loss) from operations	$200.7	$0.5	$(0.8)	$0.1	$7.1	$1.1	$6.8	$215.4

Income (loss) before income taxes	$131.5	$0.5	$(0.8)	$0.1	$7.1	$1.1	$6.8	$146.2
Less: Provision for income taxes	28.7	0.1	1.8	—	1.7	0.2	1.6	34.1
Net income (loss) from continuing operations	102.9	0.4	(2.7)	—	5.4	0.8	5.2	112.1
Less: Earnings allocated to participating securities	0.9	—	—	—	—	—	—	1.0
Net income (loss) from continuing operations available to diluted common shares	$102.0	$0.4	$(2.6)	$—	$5.4	$0.8	$5.2	$111.1

Diluted earnings (loss) per common share from continuing operations	$8.59	$0.03	$(0.22)	$—	$0.45	$0.07	$0.43	$9.36

Effective tax rate	21.8%							23.3%

SG&A as % gross profit (1)	72.3%							71.4%
Operating margin (2)	3.7%							3.9%
Pretax margin (3)	2.4%							2.7%

Same Store SG&A expenses	$604.0	$(0.5)	$—	$—	$(7.1)	$(1.1)	$—	$595.3
Same Store SG&A as % gross profit (1)	72.1%							71.1%

Same Store income from operations	$198.5	$0.5	$—	$—	$7.1	$1.1	$6.8	$214.0
Same Store operating margin (2)	3.7%							4.0%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$—	$—	$—
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$—	$—	$—

Net income	$102.9	$9.2	$112.1
Less: Earnings allocated to participating securities	0.9	0.1	1.0
Net income available to diluted common shares	$102.0	$9.2	$111.1

Diluted earnings per common share from discontinued operations	$—	$—	$—
Diluted earnings per common share from continuing operations	8.59	0.77	9.36
Diluted earnings per common share	$8.59	$0.77	$9.36
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$654.9	$0.2	$0.6	$(0.4)	$—	$(4.3)	$(6.0)	$—	$645.0
Depreciation and amortization expense	$31.6	$—	$—	$—	$—	$—	$—	$(1.6)	$30.0
Asset impairments	$123.9	$—	$—	$—	$—	$—	$—	$(123.9)	$—
Restructuring charges	$1.6	$—	$—	$—	$(1.6)	$—	$—	$—	$—
Income (loss) from operations	$107.8	$(0.2)	$(0.6)	$0.4	$1.6	$4.3	$6.0	$125.5	$244.7

Income (loss) before income taxes	$36.2	$(0.2)	$(0.6)	$0.4	$1.6	$4.3	$6.0	$125.5	$173.1
Less: Provision (benefit) for income taxes	23.0	(0.1)	(0.2)	0.1	—	1.0	1.4	12.6	38.0
Net income (loss) from continuing operations	13.1	(0.2)	(0.5)	0.3	1.6	3.3	4.6	112.9	135.1
Less: Earnings allocated to participating securities	0.1	—	—	—	—	—	—	1.2	1.4
Net income (loss) from continuing operations available to diluted common shares	$13.0	$(0.2)	$(0.5)	$0.3	$1.5	$3.2	$4.5	$111.7	$133.7

Diluted earnings (loss) per common share from continuing operations	$1.02	$(0.01)	$(0.04)	$0.02	$0.12	$0.25	$0.35	$8.73	$10.45

Effective tax rate	63.7%								21.9%

SG&A as % gross profit (1)	71.2%								70.1%
Operating margin (2)	1.9%								4.2%
Pretax margin (3)	0.6%								3.0%

Same Store SG&A expenses	$612.9	$0.2	$—	$(0.4)	$—	$(4.3)	$(6.0)	$—	$602.4
Same Store SG&A as % gross profit (1)	70.2%								69.0%

Same Store income (loss) from operations	$230.9	$(0.2)	$—	$0.4	$—	$4.3	$6.0	$1.6	$243.0
Same Store operating margin (2)	4.2%								4.5%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(0.2)	$—	$(0.2)
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(0.2)	$—	$(0.2)

Net income	$13.0	$122.0	$134.9
Less: Earnings allocated to participating securities	0.1	1.3	1.4
Net income available to diluted common shares	$12.8	$120.7	$133.5

Diluted loss per common share from discontinued operations	$(0.01)	$—	$(0.01)
Diluted earnings per common share from continuing operations	1.02	9.43	10.45
Diluted earnings per common share	$1.00	$9.43	$10.43
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share and unit data)

	Nine Months Ended September 30, 2026
	U.S. GAAP	Non-recurring F&I adjustment	Non-cash gain on interest rate swaps	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
F&I, net	$648.5	$6.8	$—	$—	$—	$—	$—	$—	$—	$—	$655.3
Total gross profit	$2,593.2	$6.8	$—	$—	$—	$—	$—	$—	$—	$—	$2,600.0
SG&A expenses	$1,842.2	$—	$—	$(4.0)	$38.2	$(2.7)	$—	$(7.4)	$(3.1)	$—	$1,863.2
Depreciation and amortization expense	$93.3	$—	$—	$—	$—	$—	$—	$—	$—	$(2.0)	$91.3
Asset impairments	$10.5	$—	$—	$—	$(0.2)	$—	$—	$—	$—	$(10.3)	$—
Restructuring charges	$3.2	$—	$—	$—	$—	$—	$(3.2)	$—	$—	$—	$—
Income (loss) from operations	$646.3	$6.8	$—	$4.0	$(38.0)	$2.7	$3.2	$7.4	$3.1	$12.3	$647.8
Other interest expense, net	$143.6	$—	$0.8	$—	$—	$—	$—	$—	$—	$—	$144.4

Income (loss) before income taxes	$436.4	$6.8	$(0.8)	$4.0	$(38.0)	$2.7	$3.2	$7.4	$3.1	$12.3	$437.1
Less: Provision (benefit) for income taxes	100.7	1.6	(0.2)	0.9	(3.8)	0.6	0.9	1.8	0.7	2.9	106.2
Net income (loss) from continuing operations	335.7	5.2	(0.6)	3.0	(34.2)	2.0	2.3	5.7	2.4	9.4	330.9
Less: Earnings (loss) allocated to participating securities	3.2	—	—	—	(0.3)	—	—	0.1	—	0.1	3.1
Net income (loss) from continuing operations available to diluted common shares	$332.6	$5.1	$(0.6)	$3.0	$(33.9)	$2.0	$2.3	$5.6	$2.4	$9.3	$327.8

Diluted earnings (loss) per common share from continuing operations	$28.03	$0.43	$(0.05)	$0.25	$(2.86)	$0.17	$0.19	$0.48	$0.20	$0.79	$27.63

Effective tax rate	23.1%										24.3%

F&I PRU (1)	$1,997										$2,018
SG&A as % gross profit (2)	71.0%										71.7%
Operating margin (3)	4.0%										4.0%
Pretax margin (4)	2.7%										2.7%

Same Store F&I net	$631.9	$6.8	$—	$—	$—	$—	$—	$—	$—	$—	$638.7
Same Store F&I PRU (1)	$2,000										$2,022
Same Store total gross profit	$2,518.1	$6.8	$—	$—	$—	$—	$—	$—	$—	$—	$2,524.9
Same Store SG&A expenses	$1,813.2	$—	$—	$(4.0)	$—	$(2.7)	$—	$(7.4)	$(3.1)	$—	$1,796.0
Same Store SG&A as % gross profit (2)	72.0%										71.1%

Same Store income from operations	$608.5	$6.8	$—	$4.0	$—	$2.7	$—	$7.4	$3.1	$10.8	$643.2
Same Store operating margin (3)	3.9%										4.1%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.7	$—	$0.7
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.7	$—	$0.7

Net income (loss)	$336.4	$(4.8)	$331.6
Less: Earnings (loss) allocated to participating securities	3.2	—	3.1
Net income (loss) available to diluted common shares	$333.2	$(4.7)	$328.5

Diluted earnings per common share from discontinued operations	$0.06	$—	$0.06
Diluted earnings (loss) per common share from continuing operations	28.03	(0.40)	27.63
Diluted earnings (loss) per common share	$28.09	$(0.40)	$27.69
(1) Adjusted F&I PRU excludes the impact of the non-recurring F&I adjustment.
(2) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(3) Adjusted operating margin excludes the impact of the non-recurring F&I adjustment, SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(4) Adjusted pretax margin excludes the impact of the non-recurring F&I adjustment, SG&A reconciling items, accelerated depreciation expense, asset impairment charges, restructuring charges and a non-cash gain on interest rate swaps.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$1,918.2	$(1.2)	$7.8	$(1.4)	$—	$(6.1)	$(9.4)	$—	$1,907.8
Depreciation and amortization expense	$89.6	$—	$—	$—	$—	$—	$—	$(3.0)	$86.6
Asset impairments	$124.6	$—	$—	$—	$—	$—	$—	$(124.6)	$—
Restructuring charges	$20.3	$—	$—	$—	$(20.3)	$—	$—	$—	$—
Income (loss) from operations	$594.7	$1.2	$(7.8)	$1.4	$20.3	$6.1	$9.4	$127.6	$753.0

Income (loss) before income taxes	$387.5	$1.2	$(7.8)	$1.4	$20.3	$6.1	$9.4	$127.6	$545.9
Less: Provision (benefit) for income taxes	106.8	0.3	(1.3)	0.1	4.0	1.2	2.3	13.1	126.4
Net income (loss) from continuing operations	280.7	0.9	(6.4)	1.3	16.3	4.9	7.2	114.5	419.5
Less: Earnings (loss) allocated to participating securities	3.2	—	(0.1)	—	0.2	0.1	0.1	1.3	4.8
Net income (loss) from continuing operations available to diluted common shares	$277.5	$0.9	$(6.3)	$1.3	$16.1	$4.8	$7.1	$113.2	$414.7

Diluted earnings (loss) per common share from continuing operations	$21.50	$0.07	$(0.49)	$0.10	$1.25	$0.37	$0.55	$8.77	$32.13

Effective tax rate	27.6%								23.2%

SG&A as % gross profit (1)	69.8%								69.4%
Operating margin (2)	3.5%								4.4%
Pretax margin (3)	2.3%								3.2%

Same Store SG&A expenses	$1,812.9	$(1.2)	$—	$(1.4)	$—	$(6.1)	$(9.4)	$—	$1,794.8
Same Store SG&A as % gross profit (1)	69.2%								68.5%

Same Store income from operations	$720.0	$1.2	$—	$1.4	$—	$6.1	$9.4	$6.0	$744.1
Same Store operating margin (2)	4.5%								4.6%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.9	$—	$0.9
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.8	$—	$0.8

Net income	$281.6	$138.8	$420.3
Less: Earnings allocated to participating securities	3.2	1.6	4.8
Net income available to diluted common shares	$278.4	$137.2	$415.5

Diluted earnings per common share from discontinued operations	$0.07	$—	$0.07
Diluted earnings per common share from continuing operations	21.50	10.63	32.13
Diluted earnings per common share	$21.57	$10.63	$32.20
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended September 30, 2026
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$452.1	$(0.5)	$1.7	$(7.1)	$(1.1)	$445.2
SG&A as % gross profit (1)	68.7%					67.7%

Same Store SG&A expenses	$443.8	$(0.5)	$—	$(7.1)	$(1.1)	$435.1
Same Store SG&A as % gross profit (1)	68.9%					67.5%

	Three Months Ended September 30, 2025
	U.S. GAAP	Catastrophic events	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$481.2	$0.2	$(0.4)	$(4.3)	$(6.0)	$470.7
SG&A as % gross profit (1)	67.3%					65.8%

Same Store SG&A expenses	$459.7	$0.2	$(0.4)	$(4.3)	$(6.0)	$449.2
Same Store SG&A as % gross profit (1)	66.8%					65.2%

	Nine Months Ended September 30, 2026
	U.S. GAAP	Non-recurring F&I adjustment	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
F&I, net	$532.4	$6.8	$—	$—	$—	$—	$—	$539.2
F&I PRU (2)	$2,437							$2,468
Total gross profit	$1,963.4	$6.8	$—	$—	$—	$—	$—	$1,970.2
SG&A expenses	$1,314.7	$—	$(4.0)	$45.9	$(1.9)	$(7.4)	$(3.1)	$1,344.0
SG&A as % gross profit (1)	67.0%							68.2%

Same Store F&I, net	$517.6	$6.8	$—	$—	$—	$—	$—	$524.4
Same Store F&I PRU (2)	$2,441							$2,473
Same Store total gross profit	$1,901.3	$6.8	$—	$—	$—	$—	$—	$1,908.1
Same Store SG&A expenses	$1,314.1	$—	$(4.0)	$—	$(1.9)	$(7.4)	$(3.1)	$1,297.6
Same Store SG&A as % gross profit (1)	69.1%							68.0%

	Nine Months Ended September 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,400.2	$(1.2)	$7.1	$(1.4)	$(5.1)	$(9.4)	$1,390.1
SG&A as % gross profit (1)	66.1%						65.6%

Same Store SG&A expenses	$1,344.2	$(1.2)	$—	$(1.4)	$(5.1)	$(9.4)	$1,327.0
Same Store SG&A as % gross profit (1)	65.9%						65.0%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted F&I PRU excludes the impact of the non-recurring F&I adjustment.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.K.
(Unaudited)
(In millions)

	Three Months Ended September 30, 2026
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP adjusted
SG&A expenses	$166.0	$(0.7)	$165.3
SG&A as % gross profit (1)	84.2%		83.9%

	Three Months Ended September 30, 2025
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP adjusted
SG&A expenses	$173.7	$0.6	$174.3
SG&A as % gross profit (1)	84.9%		85.2%

	Nine Months Ended September 30, 2026
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Non-GAAP adjusted
SG&A expenses	$527.6	$(7.7)	$(0.7)	$519.2
SG&A as % gross profit (1)	83.8%			82.4%

Same Store SG&A expenses	$499.1	$—	$(0.7)	$498.4
Same Store SG&A as % gross profit (1)	80.9%			80.8%

	Nine Months Ended September 30, 2025
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Non-GAAP adjusted
SG&A expenses	$518.1	$0.6	$(1.0)	$517.7
SG&A as % gross profit (1)	82.4%			82.3%

Same Store SG&A expenses	$468.7	$—	$(1.0)	$467.7
Same Store SG&A as % gross profit (1)	80.8%			80.6%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.